        As filed with the Securities and Exchange Commission on August 16, 1996
                                                Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          SEEQ TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                            94-2711298
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                    47200 BAYSIDE PARKWAY, FREMONT, CA 94538
               (Address of principal executive offices) (Zip Code)

                                ---------------

                          SEEQ TECHNOLOGY INCORPORATED
                         RESTATED 1982 STOCK OPTION PLAN

                                ----------------

                            (Full title of the Plan)

                                ----------------

                               PHILLIP J. SALSBURY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SEEQ TECHNOLOGY INCORPORATED
                    47200 BAYSIDE PARKWAY, FREMONT, CA 94538
                    (Name and address of agent for service)
                                 (510) 226-7400
          (Telephone number, including area code, of agent for service)

                                ----------------

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
           TITLE OF                          AMOUNT TO           OFFERING PRICE          AGGREGATE              AMOUNT OF
  SECURITIES TO BE REGISTERED              BE REGISTERED           PER SHARE           OFFERING PRICE       REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------
Options to Purchase Common Stock
($0.01 par value)                            2,400,000                N/A                   N/A                   N/A
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
($0.01 par value)                            2,400,000(1)            $3.09 (2)           $7,416,000 (2)        $2,558.00
=================================================================================================================================

     (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Restated 1982 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Seeq Technology Incorporated.

     (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Common Stock of SEEQ Technology Incorporated on August 13, 1996 as reported by the Nasdaq National Market.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                  SEEQ Technology Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K, together with amendments thereto, for the fiscal year ended September 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, filed with the Commission;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission;

                  (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, filed with the Commission; and

                  (e) The Registrant's Registration Statement No. 0-11778 on Form 8-A filed with the Commission on March 30, 1984 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

                  Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

                  To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

                  The Registrant has entered into indemnification agreements with certain of its current officers and all of its current directors which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number    Exhibit
- --------------    -------
     5            Opinion and Consent of Gunderson Dettmer Stough Villeneuve
                  Franklin & Hachigian LLP.

    23.1          Consent of Independent Accountants - Price Waterhouse LLP.

    23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                  Hachigian LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1          Restated 1982 Stock Option Plan.

    99.2          Form of Notice of Grant of Stock Option and Stock Option
                  Agreement (Non-Officer Employee) (incorporated by reference to
                  Registration Statement No. 33-65544 on Form S-8 filed with the
                  SEC on July 2, 1993).

    99.3          Form of Notice of Grant of Stock Option and Stock Option
                  Agreement (Director/Officer) (incorporated by reference to Registration Statement No. 33-65544 on Form S-8 filed with the
                  SEC on July 2, 1993).

Item 9. Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Restated 1982 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 14th day of August, 1996.
                                      SEEQ TECHNOLOGY INCORPORATED

                                      By  /s/  Phillip J. Salsbury
                                          -------------------------------------
                                          Phillip J. Salsbury
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of SEEQ Technology Incorporated, a Delaware corporation, do hereby constitute and appoint Phillip
J. Salsbury and Robert O. Hersh and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                          Title                                           Date
- ----------                          -----                                           ----
/s/  Phillip J. Salsbury            President, Chief Executive                      August 14, 1996
- ------------------------            Officer and Director (Principal
Phillip J. Salsbury                 Executive Officer)

/s/  Robert O. Hersh                Vice President, Finance,                        August 14, 1996
- --------------------                Chief Financial Officer and Secretary
Robert O. Hersh                     (Principal Financial and
                                    Accounting Officer)

Signatures                          Title                                           Date
- ----------                          -----                                           ----
/s/  Alan V. Gregory                Director                                        August 14, 1996
- --------------------
Alan V. Gregory




/s/  Charles C. Harwood             Director                                        August 14, 1996
- -----------------------
Charles C. Harwood




- -----------------------
Peter C. Chen                       Director                                        ______ __, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933

                          SEEQ TECHNOLOGY INCORPORATED

                                  EXHIBIT INDEX

                                                                                       Sequentially
Exhibit Number    Exhibit                                                              Numbered Page
- --------------    -------                                                              -------------
     5            Opinion and Consent of Gunderson Dettmer Stough Villeneuve
                  Franklin & Hachigian LLP.

    23.1          Consent of Independent Accountants - Price Waterhouse LLP.

    23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                  Hachigian LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1          Restated 1982 Stock Option Plan.

    99.2          Form of Notice of Grant of Stock Option and Stock Option
                  Agreement (Non-Officer Employee) (incorporated by reference to
                  Registration Statement No. 33-65544 on Form S-8 filed with the
                  SEC on July 2, 1993).

    99.3          Form of Notice of Grant of Stock Option and Stock Option
                  Agreement (Director/Officer) (incorporated by reference to Registration Statement No. 33-65544 on Form S-8 filed with the
                  SEC on July 2, 1993).